UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 3, 2014

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6598-3166

Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 3, the Board of Directors of China Biologic Products, Inc. (the “Company”) appointed Mr. Joseph Chow (“Mr. Chow”) as an independent director of the Company, effective from the same date thereof.

Mr. Chow has over 20 years of experience in corporate finance, financial advisory and management and has held senior executive and managerial positions in various public and private companies. Mr. Chow was recently a managing director of Moelis and Company and was previously a managing director at Goldman Sachs (Asia) LLP. Prior to that, he served as an independent financial consultant, as chief financial officer of Harbor Networks Limited, and as chief financial officer of China Netcom (Holdings) Company Limited. Prior to that , Mr. Chow served as the director of strategic planning of Bombardier Capital, Inc., as vice president of international operations of Citigroup and as the corporate auditor of GE Capital. Mr. Chow currently sits on the board as a director for China Lodging Group, Limited, a company listed on NASDAQ; Synutra International, Inc., a company listed on NASDAQ; and an independent non-executive director for Intime Department Store (Group) Co., Ltd., a company listed on the Stock Exchange of Hong Kong. Mr. Chow obtained a Bachelor of Arts degree in political science from Nanjing Institute of International Relations and a Master of Business Administration degree from the University of Maryland at College Park.

The Company entered into an independent director agreement and an indemnification agreement with Mr. Chow on November 3, 2014. Under the terms of the independent director agreement, the Company agreed to pay Mr. Chow a monthly fee of US$5,000 as compensation for his service as an independent director of the Company. Under the terms of the indemnification agreement, the Company agreed to indemnify Mr. Chow against expenses, judgments, fines, penalties, or other amounts actually and reasonably incurred by him in connection with any proceeding, provided that he has acted in good faith and in the best interests of the Company. The Company also granted Mr. Chow 5,000 shares of the Company’s restricted stock, which will vest in two equal portions over 24 months with two vesting dates on November 4, 2015 and November 4, 2016, respectively. The description of the terms of the independent director agreement is qualified in its entirety by the provisions of the independent director agreement filed as an exhibit to this Current Report on Form 8-K. The description of the terms of the indemnification agreement herein is qualified by reference to the provisions of the indemnification agreement, the form of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 30, 2008.

There is no family relationship between Mr. Chow and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Chow and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Independent Director Agreement between Joseph Chow and China Biologic Products, Inc., dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer